Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Kingsway Financial Services Inc.’s Registration Statements on Form S-8 (File Nos. 333-249266, 333-228286, 333-196633 and 333-194108) of our report dated February 28, 2022, relating to the December 31, 2021 and 2020 consolidated financial statements which appears in Kingsway Financial Services Inc.’s Form 10-K for the year ended December 31, 2021.

/s/ Plante & Moran PLLC

February 28, 2022

Denver, CO